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
                                                                    EXHIBIT 4(e)
                                                FORM OF WARRANT CERTIFICATE
        NUMBER                                THIS WARRANT CERTIFICATE MAY BE                                WARRANTS
                                        TRANSFERRED SEPARATELY FROM THE CERTIFICATE
  W-                                         WITH WHICH IT IS INITIALLY ISSUED
                                       WARRANTS NOT EXERCISED ON OR BEFORE 5:00 P.M.,
                                  MINNEAPOLIS TIME, ON        , 1999 SHALL BECOME VOID
                                             OXBORO MEDICAL INTERNATIONAL, INC.
                                 INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA
                                                   WARRANT CERTIFICATE

THIS CERTIFIES THAT

, OR REGISTERED ASSIGNS,                                                                             WARRANTS CUSIP 691384 12
IS THE REGISTERED HOLDER OF                                                                                      7
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                     ***                                ***

    (the "Warrants"), expiring at 5:00 p.m., Minneapolis time, on            ,
1999 (the "Expiration Date"), to purchase Common Stock, $.01 par value per share (the "Common Stock"), of OXBORO MEDICAL INTERNATIONAL, INC., a Minnesota corporation (the "Company"). The Warrants may be exercised at any time from 9:00
a.m., Minneapolis time, on                 , 1999 to 5:00 p.m., Minneapolis
time, on the Expiration Date. Each Warrant entitles the holder upon exercise to receive from the Company, if exercised before 5:00 p.m., Minneapolis time, on the Expiration Date, one fully paid an nonassessable share of Common Stock (a "Warrant Share") at the Exercise Price (as defined in the Warrant Agreement referred to below), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent but only subject to the conditions set forth herein and in the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date entitling the holder on exercise to receive shares of Common Stock of the Company and are issued or to be issued pursuant to a Warrant Agreement dated as of September 1, 1999 (the "Warrant Agreement'), duly executed and delivered by the Company to NORWEST BANK MINNESOTA, N.A., a national banking association, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. By accepting initial delivery, transfer or exchange of this Warrant, the duly registered holder shall be deemed to have agreed to the terms of the Warrant Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance therewith.

    The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the Purchase Form on the reverse side hereof properly completed and executed, together with payment of the Exercise Price in the manner described below at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or its assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

    Payment of the Exercise Price may be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order to the Company or by any combination thereof.

    The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant, and the Exercise Price of each Warrant, may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

    Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

    Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange of this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

    The Company and the Warrant Agent may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

    WITNESS the facsimile seal of the Company and the facsimile signatures of the Company's duly authorized officers.

Dated:

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COUNTERSIGNED AND REGISTERED:           OXBORO MEDICAL INTERNATIONAL, INC.
    NORWEST BANK MINNESOTA, N.A.        By
                 AS WARRANT AGENT
                                        Its PRESIDENT
BY                                                                              Attest:

          Authorized Signature                                                  Its SECRETARY
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THE ARTICLES OF INCORPORATION OF THE CORPORATION GRANT TO THE BOARD OF DIRECTORS
THE POWER TO ESTABLISH MORE THAN ONE CLASS OR SERIES OF SHARES AND TO FIX THE
RELATIVE RIGHTS AND PREFERENCES OF ANY SUCH DIFFERENT CLASS OR SERIES. THE
CORPORATION WILL FURNISH TO ANY SHAREHOLDER UPON REQUEST AND WITHOUT CHARGE A
FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
OF THE SHARES OF EACH CLASS OR SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THEY
HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD TO DETERMINE THE RELATIVE
RIGHTS AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

TO:    Oxboro Medical International, Inc.
       Norwest Bank Minnesota, N.A.
       Warrant Agent

                                 PURCHASE FORM
     (To be executed by the Registered Holder in Order to Exercise Warrant
                                 Certificates)
    The undersigned hereby irrevocably elects to exercise _______________* of the Warrants represented by the Warrant Certificate and to purchase for cash the Shares issuable upon exercise of said Warrants, and herewith makes payment of $_______________ therefor, and requests that certificates for such Shares be issued in the name of:

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Please insert social security                                                           ------------------------------
or other identifying number or                                                               (Name--Please Print)
registered holder of certificate ( ---------------)                                     ------------------------------
                                                                                                  (Address)
                                                                                        ------------------------------
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          Dated:____________            ______________________________

                                               (Signature)
------------------------------
* Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion thereof being exercised) without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Certificate, may be deliverable upon exercise.

                             *      *      *      *

                                ASSIGNMENT FORM
   (To be Executed By the Registered Holder in Order to Transfer the Warrant)
    FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers ________________________** of the Warrants represented by the attached Warrant Certificate unto ____________________________________________________________
                     (Please print or type name and address including postal zip code of assignee)
(Social Security or other identifying number of assignee:
(________________________) and does irrevocably constitute and appoint _____________________________________________ attorney to transfer the Warrant
Certificate on the records of the Company with full power of substitution in the premises.
Date: ________________________ , _________.
                      Signature(s) _____________________________________________
                                   _____________________________________________
______________________________ _____________________________________________
Signatures Guaranteed:_____________________________________________

------------------------------
** Insert here the number of Warrants evidenced on the face of this Warrant Certificate (or, in the case of a partial assignment, the portion thereof being assigned) without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

                             *      *      *      *

NOTICE-- The signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of the Warrant Certificate in every particular without alteration or enlargement or any change whatsoever.